EXHIBIT 10.5

                            VIAVID BROADCASTING INC.
                         SUITE 290 - 145 CHADWICK COURT
                           NORTH VANCOUVER, BC V7M 3K1
                                     CANADA

                          (CDN) $25,000 PROMISSORY NOTE


(Cdn)$25,000                                                      June 11, 2003


         ViaVid Broadcasting Inc., a corporation organized under the laws of the State of Nevada (the "Company"), hereby promises to pay to the order of Robert Gamon (the "Payee"), the principal amount of (Cdn)$25,000, on June 11, 2004, at the principal office of the Payee at North Vancouver, British Columbia. Interest shall accrue and be payable on the outstanding principal of this Note at the rate of 6% per annum, payable monthly. Payments of both principal and interest are to be made in lawful money of Canada.

         In addition to, and not in limitation of, the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and reasonable legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         The undersigned, and any endorsers or guarantors hereof, waive diligence, presentment, protest and demand, and also notice of intent to accelerate and of acceleration, notice of default, notice of protest, demand, dishonor or nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, one or more times, for like or different periods of time, all without in any way affecting the liability of the undersigned and of any endorser or guarantor hereof.

         The undersigned shall have the right to prepay in whole at any time the unpaid balance of this Note.

         If any provision of this Note shall be declared invalid, the remainder thereto shall, nevertheless, remain in full force and effect.

         This Note shall be immediately due and payable without notice or demand upon the occurrence of any of the following events (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

         (a) if the Company makes an assignment for the benefit of creditors; or



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         (b) if an order, judgment, or decree is entered adjudicating the
Company bankrupt or insolvent; or

         (c) if the Company petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of the Company, or commences any proceedings relating to the Company under any bankruptcy, re-organization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or

         (d) if an order, judgment or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than 60 days; or

         (e) if any order, judgment, or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment, or decree remains unstayed and in effect for more than 60 days.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by the duly authorized officers of the Company.

                                               VIAVID BROADCASTING INC.

                                               By /s/ Brian Kathler
                                                  Brian Kathler, PRESIDENT


ATTEST:

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Agreements/2003/Gamon Note



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